UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2017

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2017, Porter Bancorp, Inc. (the “Company”) entered into a senior secured loan agreement with First Merchants Bank of Muncie, Indiana.  The loan agreement and the related promissory note and pledge agreement provide for a $10 million senior secured term loan maturing on June 30, 2022.  Interest is payable quarterly at an interest rate of three-month LIBOR plus 250 basis points through June 30, 2020, at which time quarterly principal payments of $250,000 plus interest will commence.   The loan is secured by a first priority pledge of 100% of the issued and outstanding stock of PBI Bank, Inc. (the “Bank”), the Company’s wholly owned banking subsidiary. The Company may prepay any amount due under the promissory note at any time without premium or penalty.

The loan agreement contains customary representations, warranties, covenants and events of default, including the following financial covenants:
•	The Company must maintain minimum cash on hand of not less than $750,000 through June 30, 2018, and not less than $2,500,000 thereafter.
•	The Company must maintain a Total Risk Based Capital Ratio at least equal to 9% of risk-weighted assets to June 30, 2018, and 10% thereafter.
•	The Bank must maintain a Total Risk Based Capital Ratio at least equal to 10% of risk-weighted assets to June 30, 2018, and 11% thereafter.
•	Non-performing assets of the Bank may not exceed 2.5% of the Bank’s total assets.

The Company contributed $9.0 million of the borrowing proceeds to PBI Bank as Common Equity Tier 1 Capital.  The remaining $1.0 million of the borrowing proceeds were retained by the lender in an escrow to service quarterly interest payments.

The preceding descriptions of the loan agreement, promissory note and pledge agreement are qualified in their entirety by reference to the terms of those documents, each of which is attached as an exhibit to this report and incorporated herein by this reference.

On July 5, 2017, Porter Bancorp issued a press release announcing the closing of the senior debt transaction.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

1.1	Loan Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017.

1.2	Promissory Note between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017.

1.3	Pledge Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017.

99.1	Press release issued July 5, 2017.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: July 5, 2017	By	/s/	Phillip W. Barnhouse
Chief Financial Officer

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